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                                                                 EXHIBIT 10.24.1

                                 AMENDMENT NO. 1
                                     TO THE
                             CLIFFS DRILLING COMPANY
                           1998 INCENTIVE EQUITY PLAN


         Pursuant to the terms and provisions of Section 10 of the Cliffs Drilling Company 1998 Incentive Equity Plan (the "Plan"), Cliffs Drilling Company, a Delaware corporation (the "Company"), hereby adopts the following Amendment No. 1 to the Plan (the "Amendment No.
1").

                                       1.

         The last sentence of Section 10 of the Plan is hereby amended in its entirety by substituting the following therefor:

                  "The Committee may amend the terms of any outstanding Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent, and no such amendment shall reduce the exercise price of any outstanding stock option other than in accordance with Section 5(e) of the Plan."

                                       2.

         Each amendment made by this Amendment No. 1 to the Plan has been effected in conformity with the provisions of the Plan.

                                       3.

         This Amendment No. 1 was adopted by the Board of Directors of the Company on May 13, 1998. Approval of this Amendment No. 1 by the shareholders of the Company is not required pursuant to the terms and provisions of the Plan.


         Dated: May 14, 1998.

                                   CLIFFS DRILLING COMPANY



                                   By: /s/ CINDY B. TAYLOR
                                       ---------------------------------------
                                       Cindy B. Taylor
                                       Vice President-Controller and Secretary